                                                                       Exhibit 2


                        SPECIAL VALUE BOND FUND II, LLC
                  C/O SPECIAL VALUE INVESTMENT MANAGEMENT, LLC
                    11100 SANTA MONICA BOULEVARD, SUITE 210
                         LOS ANGELES, CALIFORNIA 90025

                               December 27, 2002

VIA MESSENGER &
VIA FACSIMILE (858) 716-3770
Anacomp, Inc.
15378 Avenue of Science
San Diego, California  92128-3407
Attn: Secretary

      This notice is sent in response to the press release issued by Anacomp, Inc. on December 23, 2002 announcing that Anacomp will hold its 2003 Annual Meeting of Shareholders on February 25, 2003. We were surprised to see that you announced the meeting at this time. We understand that, under Anacomp's bylaws, the announcement of the meeting triggers a five-day period during which shareholders may nominate directors for election at the meeting. As a large shareholder of Anacomp, we had hoped to have more of an opportunity to provide input into the composition of the Board of Directors.

      Nonetheless, as you have advised us that today is the last day to submit a slate of directors for election at the 2003 Annual Meeting, we hereby respectfully nominate the following persons for election as directors: Edward P. Smoot, Jeffrey R. Cramer, Ralph B. Bunje, Jr., Lloyd Miller, Michael E. Tennenbaum, Gary J. Fernandes and David E. Orr. Following is the information required by the Company's bylaws with respect to these nominations:

      (a)   Name and Address of the Shareholder Making the Nominations:

            Special Value Bond Fund II, LLC
            c/o Special Value Investment Management, LLC
            11100 Santa Monica Boulevard, Suite 210
            Los Angeles, California  90025

            Name and Address of the Persons to be Nominated:

            See Schedule 1 attached hereto.

      (b) Special Value Bond Fund II, LLC ("SVBFII") hereby represents that it is a holder of record of stock of Anacomp entitled to vote for the election of directors on the date hereof and that it intends to appear in person or by proxy at the 2003 Annual Meeting to nominate the persons specified in this notice.
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      (c)   Other than an understanding between SVBFII and the nominees that we would be including them in this notice and that they consent to serve as directors of Anacomp if so elected at the 2003 Annual Meeting, there are no arrangements or understandings between SVBFII and any nominee or any other person pursuant to which these nominations are being made.

      (d) See Schedule 2 attached hereto for information regarding the nominees to be included in the proxy statement filed in connection with the 2003 Annual Meeting. We have not provided any biographical information with respect to the nominees who are currently serving as directors of Anacomp, as we understand that the Company has available all such information.

      (e) See Schedule 3 attached hereto for the consent of Michael E. Tennenbaum and Gary J. Fernandes to serve as directors of Anacomp if so elected at the 2003 Annual Meeting. Again, we are relying on representations by the Company that they have the necessary consents from all other nominees specified herein.

      Thank you for your cooperation in this matter. We look forward to working together to ensure Anacomp's continued success in the future.

                                            Sincerely,

                                            SPECIAL VALUE BOND FUND II, LLC

                                            By:    SVIM/MSMII, LLC
                                            Its:   Managing Member

                                            SVIM/MSMII, LLC

                                            By:    Tennenbaum & Co., LLC
                                            Its:   Managing Member

                                            TENNENBAUM & CO., LLC

                                            Each of the above by:

                                            /s/ Michael E. Tennenbaum
                                            ------------------------------------
                                            Name:  Michael E. Tennenbaum
                                            Its:   Managing Member

                                   SCHEDULE 1

                Name and Address of the Persons to be Nominated

            Edward P. Smoot
            c/o Anacomp, Inc.
            15378 Avenue of Science
            San Diego, California  92128-3407

            Jeffrey R. Cramer
            c/o Anacomp, Inc.
            15378 Avenue of Science
            San Diego, California  92128-3407

            Ralph B. Bunje, Jr.
            c/o Anacomp, Inc.
            15378 Avenue of Science
            San Diego, California  92128-3407

            Lloyd Miller
            c/o Anacomp, Inc.
            15378 Avenue of Science
            San Diego, California  92128-3407

            Michael E. Tennenbaum
            c/o Special Value Investment Management, LLC
            11100 Santa Monica Boulevard, Suite 210
            Los Angeles, California  90025

            Gary J. Fernandes
            c/o Special Value Investment Management, LLC
            11100 Santa Monica Boulevard, Suite 210
            Los Angeles, California  90025

            David E. Orr
            c/o Anacomp, Inc.
            15378 Avenue of Science
            San Diego, California  92128-3407
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                                   SCHEDULE 2

                 Information to be Included in Proxy Statement

Michael E. Tennenbaum:

      Michael E. Tennenbaum has been the Managing Member of Tennenbaum & Co., LLC, a private investment firm, since its inception in June 1996. Mr. Tennenbaum currently serves on the Boards of Directors of Pemco Aviation Group, Inc., an aircraft maintenance and modification company, Party City Corporation, a retailer of party goods and supplies, and certain privately held companies. He previously served on the Boards of Directors of Arden Group, Inc.; Bear, Stearns & Co., Inc.; Jenny Craig, Inc.; Sun Gro Horticulture, Inc.; and Tosco Corporation. Mr. Tennenbaum received a B.S. from the Georgia Institute of Technology in Industrial Engineering and an M.B.A., with honors, from Harvard University.

      Mr. Tennenbaum beneficially owns 1,115,185 shares of Class A common stock of Anacomp, over which he shares voting and dispositive power with Tennenbaum & Co., LLC, SVIM/MSM, LLC, SVIM/MSMII, LLC and SVAR/MM, LLC as described in the
Schedule 13D (Amendment No. 1) filed by Special Value Investment Management, LLC on June 27, 2002.

Gary J. Fernandes:

      Gary J. Fernandes retired as Vice Chairman of Electronic Data Systems Corporation (EDS), a global services company, in 1998, after serving on the Board of Directors of EDS since 1981. After retiring from EDS, Mr. Fernandes founded Convergent Partners, a venture capital fund focusing on buyout of technology related companies. He currently serves on the Boards of Directors of 7-Eleven, Inc., a worldwide operator, franchisor and licensor of convenience stores, and BancTec, Inc., a privately held systems integration, manufacturing and services company. Mr. Fernandes was a Senior Vice President of EDS from October 1984 until June 1996. He had oversight responsibility for EDS' worldwide business development and corporate development (including marketing and strategic planning) and was Chairman of its A.T. Kearney management consulting services subsidiary and of EDS Australia. Mr. Fernandes joined EDS in 1969 and served in numerous management capacities in the United States, Europe and Japan.

                                   SCHEDULE 3

                                    Consents


                                   [Attached]

                         CONSENT OF NOMINEE FOR DIRECTOR


      The undersigned nominee for director hereby consents to being nominated for the position of director of Anacomp, Inc. as provided in the notice dated December 27, 2002 delivered by Special Value Bond Fund II, LLC to Anacomp, and consents to serve as a director of Anacomp if so elected at the 2003 Annual Meeting of Shareholders.

      Dated: December 27, 2002.


                                            /s/ Michael E. Tennenbaum
                                            ------------------------------------
                                            Michael E. Tennenbaum
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                         CONSENT OF NOMINEE FOR DIRECTOR


      The undersigned nominee for director hereby consents to being nominated for the position of director of Anacomp, Inc. as provided in the notice dated December 27, 2002 delivered by Special Value Bond Fund II, LLC to Anacomp, and consents to serve as a director of Anacomp if so elected at the 2003 Annual Meeting of Shareholders.

      Dated: December 27, 2002.


                                            Gary J. Fernandes
                                            ------------------------------------
                                            Gary J. Fernandes